Date 29 May 2019

Nenx Gaming Limited

as Company

Jason Drummond

as Investor

Debt for Equity Swap Agreement

Fieldfisher Riverbank House 2 Swan Lane London EC4R 3TT

Contents

THIS AGREEMENT is made the 29th day of May 2019

BETWEEN:

(1) **NENX GAMING LIMITED**, a company registered in England (company registration number 11047028) whose registered office is at 184 Shepherds Bush Road, London, W6 7NL ("**Company**"); and

(2) **JASON DRUMMOND** of 69 Cadogan Square, London, SW1X 0DY ("**Investor**"),

(together, the "**Parties**" and each, a "**Party**").

BACKGROUND:

(A) The Company is a private company limited by shares.

(B) The Parties entered into (i) a loan agreement on 6 August 2018 pursuant to which the Investor made available to the Company a loan of GBP 40,000 (forty thousand pounds), which is repayable on demand and (ii) a loan agreement dated 22 October 2018 pursuant to which the Investor made available to the Company a loan of GBP 15,000 (fifteen thousand pounds), and, as at the date of this Agreement, the Company owes the principal amount of GBP 55,000 to the Investor pursuant to those agreements (the "**Loans**", as annexed hereto) of which, a principal amount of GBP 55,000 (the "**Repayment Amount**") shall be repaid under this Agreement. All accrued interest due under the Loans shall continue to be subject to the terms of the relevant loan.

(C) The Company intends to repay the Repayment Amount by way of the issue of the Subscription Shares (as defined below) to the Investor, subject to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1. Definitions and interpretation

1.1 In this Agreement:

"**Business Day**" means a day (other than a Saturday or Sunday) when clearing banks are open for general business in London;

"**Completion**" means completion of the subscription for and allotment of the Subscription Shares by the performance by the parties of their respective obligations in Clause 3.3;

"**Subscription Price**" is defined in clause 3.1; and

"**Subscription Shares**" means 55,055 ordinary shares of £0.01 each in the capital of the Company.

1.2 In this Agreement, unless the context otherwise requires, any reference to:

(a) any legislation is to that legislation and any subordinate legislation made under it as amended, extended or re-enacted from time to time after the date of this Agreement;

(b) the singular includes the plural and vice versa, and reference to any gender includes the other genders;

(c) a "**person**" includes any individual, any government, state or agency of a state, any legal person and any trust, partnership, association or unincorporated body (whether or not having legal personality);

(d) "**written**" or "**in writing**" means the representation of words, in English and capable of being read with the naked eye, on paper or in similar hard copy form or by email; and

(e) a time of day is to London time.

1.3 In this Agreement, the words "**including**" and "**in particular**" (or any similar term) are by way of illustration only and are not to be construed as implying any limitation and general words shall not be given a restrictive meaning by reason of the fact that they are preceded or followed by words indicating a particular class of acts, matters or things.

1.4 References in this Agreement to Clauses and Schedules refer to clauses of, and schedules to, this Agreement. All Schedules and the Background to this Agreement form part of it and take effect as if set out in this Agreement, and any reference to this Agreement includes the Schedules and the Background.

1.5 The index and headings in this Agreement are for convenience only and do not affect its interpretation.

2. Subscription

2.1 The Investor agrees to subscribe for, and the Company agrees to allot, the Subscription Shares subject to the terms and conditions of this Agreement.

2.2 The Subscription Shares shall be allotted, credited as fully paid, by the Company to the Investor, and the Subscription Shares shall carry the right to participate in any dividends in respect of the Company.

2.3 The Investor agrees that:

(a) he shall be subject to and bound by the articles of association of the Company as in force from time to time in respect of the Subscription Shares and his membership of the Company; and

(b) the Subscription Shares shall not on allotment constitute a separate class of shares, nor have any rights attaching to them other than as expressly provided in the current *articles of association of the Company.*

3. Consideration

3.1 The Consideration for the Subscription Shares shall be the sum of £55,000 (the "**Subscription Price**"), being £0.999 per Subscription Share (being £0.01 for the nominal value and £0.989 as share premium).

3.2 Payment of the Subscription Price shall be and all other sums payable to the Company by the Investor pursuant to or in connection with this Agreement shall be made in full without any discount, deduction, withholding, credit, set-off or counterclaim.

3.3 Payment of the Subscription Price shall be satisfied by the repayment of the Repayment Amount in full under Loan by the Company, which monies the Investor agrees shall be applied by the Company to pay for the Subscription Price in full. Following the issue of the Subscription Shares

to the Investor, the loan agreement shall continue in effect until all accrued interest under the relevant loan agreement is paid in full.

4. Completion

4.1 Completion shall take place at the offices of the Company on the date of this Agreement.

4.2 Neither the Investor nor the Company shall be obliged to complete the subscription for or allotment of (as the case may be) any of the Subscription Shares unless the subscription for and allotment of all of the Subscription Shares is completed simultaneously in accordance with this Agreement.

4.3 At Completion, the Company shall:

(a) deliver to the Investor a certified copy of a special resolution of the Company's shareholders disapplying pre-emption rights insofar as they apply to the allotment of the Subscription Shares; and

(b) procure that written resolutions of the sole director of the Company are passed whereby the Subscription Shares are allotted to the Investor.

4.4 As soon as reasonably practicable after Completion, the Company shall enter the name of the Investor in the register of members of the Company in respect of the Subscription Shares and *deliver to the Investor:*

(a) a duly completed and executed share certificate in favour of the Investor in respect of the Subscription Shares; and

(b) a certified copy of the written resolutions of the sole director of the Company referred to in paragraph 4.3(b).

5. Confidentiality and announcements

Neither party shall disclose to any person (other than its officers, employees or professional advisers), or make any announcement concerning, the existence or terms of this Agreement unless such disclosure or announcement is required by any applicable law, regulation or order of any competent court or governmental, regulatory or administrative authority, or the rules of any securities commission or stock exchange.

6. Entire agreement

6.1 This Agreement constitutes the entire agreement between the parties relating to its subject matter and supersedes any and all previous agreements (whether written or oral) between them relating to that subject matter.

6.2 The Investor agrees that no representation has been made (innocently or negligently) by or on behalf of the Company (or relied on by it) in relation to the subject matter of this Agreement and that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement expressly set out in this Agreement. Nothing in this Clause, however, shall limit or exclude any liability for fraud.

6.3 Nothing in this Agreement shall imply or be construed to create any restriction or limitation on the Company or its members or officers in respect of any future issue or allotment of shares or other securities, any redenomination or other alteration to the structure of the Company's share capital, *or any other matter not expressly provided for in this Agreement.*

7. Waiver and variation

7.1 No failure to exercise or delay in exercising any right or remedy shall constitute a waiver of that right or remedy. No single or partial exercise of any right or remedy, and no waiver of any right or remedy, shall prevent or restrict the further exercise of that or any other right or remedy. Any waiver shall apply only in favour of the person to whom it is expressly addressed and for the specific circumstances for which it is given.

7.2 No variation of this Agreement shall be effective unless it is made in writing, expressly states that it amends this Agreement and is duly executed by or on behalf of each party.

8. Assignment and third parties

8.1 The Investor shall not assign, transfer, charge, encumber, make the subject of a trust or otherwise dispose of any or all of its rights under or the benefit of this Agreement without the prior written consent of the Company (to be given at the Company's absolute discretion).

8.2 This Agreement is not intended to confer a benefit on any person who is not a party to it and no such person has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

9. Governing law and jurisdiction

This Agreement and any non-contractual obligation arising out of or in connection with it are governed by the law of England and Wales. Each party irrevocably agrees that the courts of England and Wales have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement or any non-contractual obligation arising out of or in connection with it.

EXECUTED as a deed and delivered on the date stated at the beginning of this document.

EXECUTED and **DELIVERED** as a **DEED** by **NENX GAMING LIMITED** acting by a director in the presence of:

....

Signature of director

Signature of witness ....

Print name ROBYN SARO

Address 5 Fleetwood Close

Redditch

WORCS

Occupation Accounts Assistant

EXECUTED and **DELIVERED** as a **DEED** by **JASON DRUMMOND** in the presence of:

....

Signature

Signature of witness ....

Print name Simona Sorrentino

Address 35 Ladbroke Gardens. W11 2PX

....

....

Occupation Art Advisor

Annexure

The Loan